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                        PIPER MARBURY RUDNICK & WOLFE LLP
                           1251 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10020-1104



                                                              November 20, 2001


ALARIS Medical, Inc.
10221 Wateridge Circle
San Diego, CA  92121

                  Re:    ALARIS Medical, Inc.
                         Registration Statement on Form S-8
                         ----------------------------------

Ladies and Gentlemen:

         This opinion is being furnished in connection with the filing by ALARIS Medical, Inc., a Delaware corporation (the "Corporation"), of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the issuance of up to 4,250,000 shares of the Corporation's common stock, par value $.01 per share ("Common Stock"), issuable under the Corporation's 1996 Stock Option Plan, as amended, and the Third Amended and Restated 1990 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended.

         In connection with this opinion, we have examined such documents and made such other investigations as we have deemed necessary or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon and subject to the foregoing, it is our opinion that (i) when the Registration Statement has become effective under the Act and (ii) the Common Stock has been issued in accordance with the terms of the instruments pursuant to which the stock options were issued, the Common Stock will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of New York and are not licensed or admitted to practice law in any other jurisdiction, and we express no opinion with respect to the laws of any jurisdiction other than New York, the federal law of the United States of America and the Delaware General Corporation Law.

         We are furnishing this opinion to you solely in connection with the Registration Statement. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission. This opinion is based and relies on the current status of the law, and is subject in all respects to, and may be limited by, further rules, regulations and legislation, as well as developing case law. We do not undertake to notify any person of changes in facts or law occurring or coming to our attention after the delivery of this opinion.


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                                                            ALARIS Medical, Inc.
                                                               November 20, 2001
                                                                          Page 2



         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in each prospectus which is a part thereof under the caption "Legal Matters".


                                Very truly yours,

                                /s/ Piper Marbury Rudnick & Wolfe LLP

                                PIPER MARBURY RUDNICK & WOLFE LLP